                                           OPPENHEIMER SERIES FUND, INC.

                                              ARTICLES SUPPLEMENTARY

         Oppenheimer Series Fund, Inc., a Maryland corporation, having its principal office in Maryland in
Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of
Assessments and Taxation of Maryland that:

         FIRST:  The Charter of the Corporation is hereby amended to provide that the name of the following series is changed as follows:

         Oppenheimer Disciplined Value Fund is changed to "Oppenheimer Value Fund."

         SECOND:  Pursuant to authority expressly vested in the Board of Directors of the Corporation by Article
IV of the Corporation's Charter, the Board of Directors has duly divided and reclassified 1,150,000,000 shares of the 3,000,000,000 authorized shares of the Common Stock of the Corporation, including the shares previously classified as Oppenheimer LifeSpan Growth Fund, Oppenheimer LifeSpan Balanced Fund and Oppenheimer LifeSpan
Income Fund, into each of the series as set forth below:

                               Number of          Number of          Number of          Number of
Number of
Series                         Class A Shares   Class B Shares    Class C Shares   Class N Shares  Class Y Shares
------                         --------------   ---------------   --------------   --------------  --------------

Oppenheimer Disciplined        300,000,000        100,000,000       50,000,000
100,000,000           0
  Allocation Fund
Oppenheimer                    300,000,000        100,000,000       50,000,000
100,000,000           50,000,000
  Value Fund

The remaining 1,850,000,000 shares of Common Stock are undesignated as to series or class.

         THIRD:  The terms of the Common Stock of each Class are as set forth in Article IV of the Articles of
Amendment and Restatement of the Corporation as filed and accepted for record on February 2, 1995.  Subsequent thereto, by Articles of Amendment effective March 18, 1996, and Articles Supplementary effective December 16,
1996, the Corporation respectively amended its charter to adopt its current name and reclassified the existing shares of capital stock as described in the introductory paragraph of ARTICLE SECOND.

         FOURTH: These Articles Supplementary do not increase the aggregate authorized capital stock of the
Corporation or the aggregate par value thereof.

         FIFTH: The phrase "Class B and Class C shares" in Section (f)(2) of Article IV of the Articles of
Amendment and Restatement of the Corporation as filed and accepted for record on February 2, 1995 is replaced by the phrase "Class B, Class C and Class N shares."  The remainder of that section shall remain unchanged.

         SIXTH: These Articles Supplementary shall be effective as of 12:01 a.m. on February 28, 2001.

         IN WITNESS WHEREOF, Oppenheimer Series Fund, Inc. has caused these presents to be signed in its name and on its behalf by its Secretary and Vice President, and witnessed by its Assistant Secretary on February 23, 2001.

                                                                  OPPENHEIMER SERIES FUND, INC.

By:                                                               By:
         -------------------------------                                     --------------------------------------
         Robert G. Zack                                                      Andrew J. Donohue
         Assistant Secretary                                                 Secretary and Vice President

         THE UNDERSIGNED, Secretary and Vice President of Oppenheimer Series Fund, Inc., who executed on behalf of the Corporation Articles Supplementary of which this Certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles Supplementary to be the corporate act of said
Corporation and hereby certifies that the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

                                        Andrew J. Donohue, Secretary and Vice President